SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2011

HONDO MINERALS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	333-161868	26-1240056
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
10575 North 114th Street, Suite 103 Scottsdale, AZ 85259
(Address of principal executive offices)
(480) 334-7758
(Registrant’s Telephone Number)

Copy of all Communications to:
Carrillo Huettel & Zouvas, LLP
3033 Fifth Avenue, Suite 400
San Diego, CA 92103
Phone: 619-546-6100
Fax: 619-546-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 28, 2011, Hondo Minerals Corporation, a Nevada corporation (the “Company”), entered into a Used Equipment Sales Agreement (the “Agreement”) with 4SIBS Investment, LLC, a Nevada limited liability company (“4SIBS”), pursuant to which the Company shall purchase used equipment from 4SIBS for an aggregate purchase price of two million four hundred thousand dollars ($2,400,000)(the “Purchase Price”).  The Purchase Price shall be paid to 4SIBS in three payments as follows: (1) a first payment of five hundred thousand dollars ($500,000) shall be paid within 24 hours after execution of the Agreement, (2) a second payment of nine hundred thousand dollars ($900,000) shall be paid on or before June 10, 2011, and (3) a third and final payment of one million dollars ($1,000,000) shall be paid on or before July 12, 2011.  The Agreement subsequently closed on May 4, 2011, after the Company made the first payment of five hundred thousand dollars ($500,000) to 4SIBS.

The foregoing summary description of the terms of the Agreement may not contain all information that is of interest.  For further information regarding the terms and conditions of the Agreement, reference is made to such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the "Current Report").

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Used Equipment Sales Agreement between the Company and 4SIBS Investment, LLC dated May 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HONDO MINERALS CORPORATION

Date: May 4, 2011	By:	/s/ William R. Miertschin
Name: William R. Miertschin
Title: President and Chief Executive Officer

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